UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K/A filed by Integra LifeSciences Holdings Corporation (the “Company” or “ILS Holdings”) on December 18, 2017 (the “First Amended Form 8-K”) to include updated unaudited special purpose combined financial statements of the Codman Neurosurgery Business (as defined below) and the related pro forma financial information. The First Amended Form 8-K amended and supplemented the Current Report on Form 8-K filed by ILS Holdings on October 2, 2017 (the “Initial Form 8-K”) to include financial statements of the Codman Neurosurgery Business (as defined below) and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The special purpose combined financial statements of the Codman Neurosurgery Business (as defined below), represent the business acquired by Company.

As previously announced, on May 11, 2017, the Company, entered into an asset purchase agreement (the “Purchase Agreement”) with DePuy Synthes, Inc., a Delaware corporation (“DePuy Synthes”) and a wholly-owned subsidiary of Johnson & Johnson, pursuant to which the Company agreed to acquire certain assets, and assume certain liabilities, of Johnson & Johnson’s Codman neurosurgery business (the “Codman Neurosurgery Business”) for a total purchase price of $1.045 billion.

On October 2, 2017, upon the terms and subject to the conditions set forth in the Purchase Agreement, the acquisition was completed. Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price of $1.014 billion, subject to adjustments set forth in the Purchase Agreement relating to the book value of inventory transferred to the Company at the closing of the acquisition. The Company also recognized a liability related to a deferred payment for inventory transferred to the Company at the close of the acquisition.

To facilitate the acquisition of the Codman Neurosurgery Business, the Company identified certain assets and liabilities related to the Company’s intracranial pressure monitoring and United States (“U.S.”) fixed pressure valve shunt system businesses along with certain assets related to the Codman Neurosurgery Business’ U.S. dural graft implants, external ventricular drainage catheter and cerebrospinal fluid collection systems businesses that the Company purchased from DePuy Synthes (the “Divested Assets”), for divestment.

On September 8, 2017, the Company and certain of its subsidiaries entered into an asset purchase agreement (the “Divestiture Agreement”) with Natus Medical Incorporated (“Natus”), pursuant to which the Company agreed to sell the Divested Assets (the “Divestiture”) to Natus. The Divestiture Agreement was entered into in connection with the review of the Company’s acquisition of the Codman Neurosurgery Business by the Federal Trade Commission and the antitrust authority of Spain. On October 6, 2017, the Company completed the Divestiture and Natus paid an aggregate purchase price of $46.4 million.

The foregoing descriptions of the Purchase Agreement and the Divestiture Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on May 15, 2017, and the Divestiture Agreement, which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 26, 2017.

2

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Special Purpose Combined Financial Statements (Unaudited) of the Codman Neurosurgery Business, which comprise the special purpose combined statements of assets and liabilities assumed as of October 1, 2017, and the related special purpose combined statements of revenue and direct expenses for the three and nine months ended October 1, 2017 and October 2, 2016

(b)	Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and the Codman Neurosurgery Business for the year ended December 31, 2017.

Notes to Unaudited Pro Forma Condensed Combined Financial Information of ILS Holdings and the Codman Neurosurgery Business.

(c) Exhibits

2.1	Asset Purchase Agreement, dated as of February 14, 2017, between DePuy Synthes and the Company*

2.2	Asset Purchase agreement, dated September 8, 2017, between the Company and certain of its subsidiaries and Natus Medical Incorporated*

*	Previously filed.

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Codman Neurosurgery

Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and January 1, 2017

Codman Neurosurgery

Index	Page(s)

Special Purpose Combined Financial Statements (Unaudited)

Statements of Assets Acquired and Liabilities Assumed October 1, 2017 and January 1, 2017	1

Statements of Revenues and Direct Expenses Three months and Nine months ended October 1, 2017 and October 2, 2016	2

Notes to Special Purpose Combined Financial Statements	3-11

Codman Neurosurger

Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed (Unaudited)

October 1, 2017 and January 1, 2017

(dollars in thousands)	October 1, 2017	January 1, 2017
Current assets
Inventories	$66,448	$54,921

Total current assets	66,448	54.921
Property, plant and equipment, net	36,429	32,478
Intangibles assets, net	57	82

Total assets acquired	$102,934	$87,481

Liability
Accrued employee obligation	$963	$1,060

Total liability assumed	$963	$1,060

The accompanying notes are an integral part of these special purpose combined financial statements.

Codman Neurosurgery

Special Purpose Combined Statements of Revenues and Direct Expenses (Unaudited)

Three and Nine months ended October 1, 2017 and October 2, 2016

(dollars in thousands)	Three months ended October 1, 2017	Three months ended October 2, 2016	Nine months ended October 1, 2017	Nine months ended October 2, 2016
Revenues, net	$86,539	$92,165	$264,283	$275,214

Direct and allocated expenses
Cost of revenue	36,809	35,504	103,925	100,446
Selling and marketing	16,867	18,498	49,355	57,291
Distribution	3,029	3,085	8,649	9,192
General and administrative	5,352	5,114	15,844	16,528
Research and development	6,187	4,692	16,809	16,355
Other (income) expense, net	371	(1,126)	109	(1,268)

Total direct and allocated expenses	$68,615	$65,767	$194,691	$198,544

Revenue, net in excess of direct and allocated expenses	$17,924	$26,398	$69,592	$76,670

The accompanying notes are an integral part of these special purpose combined financial statements.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

1.	Background

DePuy Synthes, Inc. (“DePuy”), a Delaware corporation, has agreed to divest certain assets associated with the manufacture, marketing, distribution and sale of its worldwide neurosurgery business (“CNS” or the “Business”). DePuy is a wholly owned subsidiary of Johnson & Johnson (the “Parent” and, together with its subsidiaries, the “Company”).

The Business being divested engages in the development, manufacturing and marketing of hydrocephalus valves, neuro critical care monitors and intracranial probes, electrosurgery forceps, neuro closure kits (without plating) and neuro disposable accessories.

On February 14, 2017, DePuy entered into a Binding Offer Letter and in May 2017 entered into an Asset Purchase Agreement with Integra LifeSciences Holdings Corporation, a Delaware Corporation (the “Buyer”), providing for the sale of the Business for an approximate purchase price is $1.045 billion. The Company completed the transaction on October 2, 2017. The sale of the Business included inventories, property, plant and equipment primarily located at the Company’s manufacturing facilities at Raynham, Massachusetts and Le Lode, Switzerland. The sale of the Business also included trademarks, patents and intellectual property related to the Business and certain employee obligations that will be assumed by the Buyer. In connection with the Asset Purchase Agreement, DePuy and the Buyer have entered into, on closing of the transaction, a transition services agreement and a manufacturing services agreement.

2.	Basis of Presentation

These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed as of October 1, 2017 and January 1, 2017, and the related Special Purpose Combined Statements of Revenues and Direct Expenses for the three months and nine months ended October 1, 2017 and October 2, 2016, are derived from the historical accounting records of DePuy and certain of its affiliates and only present the assets acquired and liabilities assumed and the revenues and direct expenses, including certain allocated expenses, of the Business. These Special Purpose Combined Financial Statements are unaudited and include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. It is impracticable to prepare complete financial statements related to the Business as it was not a separate legal entity of the Company and was never operated as a stand-alone business, division or subsidiary.

These Special Purpose Combined Financial Statements have been prepared to reflect the assets acquired and liabilities assumed by the Buyer in accordance with a waiver obtained by the Buyer from the Securities and Exchange Commission (“SEC Waiver”), and include all costs directly associated with producing revenues, including a reasonable allocation of direct expenses, and exclude costs not directly involved in the revenue producing activity, such as corporate overhead unrelated to the operational activities, interest and income tax. Therefore, these Special Purpose Combined Financial Statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Business in conformity with accounting principles generally accepted in the United States of America. The operations of the Business rely, to varying degrees, on DePuy and certain of its affiliates for marketing, sales order processing, billing, collection, procurement, customer service, manufacturing, warehousing and distribution, information technology, insurance, human resources, accounting, regulatory, treasury, legal support, and other administrative services, and these expenses have been allocated in these Special Purpose Combined Statements of Revenues and Direct Expenses. These Special Purpose Combined Financial Statements are not indicative of the financial condition or results of operations of the Business on a stand-alone basis, because of the reliance of the Business on DePuy, the Parent and certain of their affiliates.

These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed include inventories, property, plant and equipment, intangible assets and accrued employee obligations.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

The operations of the Business are included in the consolidated federal income tax return of the Parent, to the extent appropriate, and are included in the foreign, state and local returns of certain other affiliates of the Parent. A provision for income taxes has not been presented in these Special Purpose Combined Financial Statements as the Business has not operated as a stand-alone unit and no allocation of income tax provision/benefit has been made to the Business.

During the three months and nine months ended October 1, 2017 and October 2, 2016, the Business’ financing requirements were provided by the Company, and cash generated by the Business was swept to the Company. As the Business has historically been managed as part of the operations of DePuy and certain of its affiliates and has not been operated as a stand-alone entity, it is not practical to prepare historical cash flow information regarding the Business’ operating, investing, and financing cash flows. As such, and in accordance with the SEC Waiver, statements of cash flows are not presented in these Special Purpose Combined Financial Statements.

During the nine months ended October 1, 2017, the Business recorded certain adjustments related to the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014. The effect on Revenue, net in excess of direct and allocated expenses of recording these adjustments in the nine months ended October 1, 2017 was a net increase of $1.4 million. These adjustments represent increases of approximately $0.7 million, $0.3 million and $0.4 million of previously reported Revenue, net of direct and allocated expenses for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014, respectively. Additionally, these adjustments represent increases of approximately $1.4 million, $ 2.1 million and $1.6 million of previously reported Total assets acquired as of January 1, 2017, April 2, 2017 and July 2, 2017, respectively. The Company’s management has evaluated these out-of-period adjustments, both individually and in the aggregate, in relation to the current period financial statements as well as the period in which they originated and concluded that these adjustments are not material to all impacted periods.

3.	Allocation of Certain Direct Costs and Expenses

Certain costs and expenses presented in the Special Purpose Combined Financial Statements have been allocated by the Company to the Business based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based upon revenues or headcount), depending on the nature of the services rendered. The Business considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Business had been operated on a stand-alone basis for the fiscal periods presented.

These Special Purpose Combined Financial Statements reflect a consistent application of methodology for each reporting period presented. Allocations of corporate overhead cost from the Company unrelated to the operations of the Business have been excluded from these Special Purpose Combined Financial Statements for all periods presented.

Cost of revenue, distribution, selling and marketing, general and administrative and research and development primarily include allocations for indirect overhead incurred by the Company on behalf of the Business, primarily related to compensation for employees, outside services and shared services incurred. General and administrative costs include functions such as finance, information technology, human resources, legal, DePuy management and other administrative charges. The amounts allocated to the Business by the Company and included in the Special Purpose Combined Statements of Revenues and Direct Expenses for the fiscal periods presented are as follows:

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

	Three months Ended October 1, 2017	Three months Ended October 2, 2016	Nine months Ended October 1, 2017	Nine months Ended October 2, 2016
Cost of revenue	$4,678	$5,641	$14,472	$16,317
Selling and marketing	3,754	3,404	10,307	10,366
Distribution	2,297	2,206	6,358	6,665
General and administrative	4,061	3,748	12,468	12,653
Research and development	1,570	1,117	5,565	3,285

Total allocated expenses	$16,360	$16,116	$49,170	$49,286

There was no direct interest expense incurred by or allocated to the Business, therefore, no interest expense has been reflected in the Special Purpose Combined Financial Statements.

Costs incurred by the Company related to the divestiture of the Business have not been included in these Special Purpose Combined Financial Statements. These costs comprised of employee related costs, audit fees, consultancy fees and other costs solely related to the divestiture of the Business.

4.	Summary of Significant Accounting Policies

Principles of Combination

The accompanying Special Purpose Combined Financial Statements include the results allocated to the Business from DePuy, the Parent and certain of their affiliates. All intercompany accounts and transactions have been eliminated. Refer to Note 11 for transactions with related entities that have been included in these Special Purpose Combined Financial Statements.

Use of Estimates

The preparation of these Special Purpose Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires the Business to make certain estimates and assumptions that affect the amounts reported. These estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. These estimates and underlying assumptions can impact all elements of these Special Purpose Combined Financial Statements, including but not limited to, allocations of costs and expenses from the Company, accounting for deductions from revenue (e.g., rebates, sales discounts, allowances and incentives), and inventory valuation reserves. Actual results may or may not differ from these estimates. Also, as discussed in Note 3, these Special Purpose Combined Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.

Inventories

Inventories are stated at the lower of cost or net realizable value (the estimated selling price less any costs of completion or distribution) determined by the first-in, first-out method and adjusted for reserves for slow moving, excess and obsolete inventory.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

Property, Plant and Equipment and Depreciation

Property, plant, and equipment consists primarily of equipment used in the manufacturing of the products. Property, plant, and equipment are stated at historical cost. Expenditures for maintenance and repairs are charged to expense as incurred, while the costs of significant improvements are capitalized.

Depreciation expense is recorded on a straight-line basis over the estimated useful lives of the assets, which are as follows:

Asset Type	Useful Life
Leasehold improvements	Up to 10 years
Building and building equipment	7-30 years
Machinery and equipment	2-8 years

Upon retirement or other disposal of property, plant and equipment, the cost and related accumulated depreciation are eliminated from their respective accounts. The difference, if any, between the net asset value and the proceeds from disposal is included in Other (income) expense, net.

Long-lived assets are assessed for recoverability using undiscounted cash flows. When certain events or changes in operating or economic conditions occur, an impairment assessment is performed on the recoverability of the carrying value of these assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset’s fair value and its carrying value. If quoted market prices are not available, the fair value is estimated using a discounted value of estimated future cash flows. For the three months and nine months ended October 1, 2017 and October 2, 2016, no impairment loss was recognized.

Intangible Assets

Intangible assets with finite lives are amortized over their useful lives. Annually, or when certain events or changes in operating or economic conditions occur, an impairment assessment is performed on the recoverability of the carrying value of the assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset’s fair value and its carrying value For the three months and nine months ended October 1, 2017 and October 2, 2016, no impairment loss was recognized.

Revenue Recognition

The Business recognizes revenue from product sales when the goods are shipped or delivered and title and risk of loss has been passed to the customer. Provision for rebates, returns, and incentives are accounted for as reductions in revenues in the same period the related revenues are recognized. The impact of these provisions on revenues was $5,229 and $4,614 for the three months ended October 1, 2017 and October 2, 2016, respectively, and $16,260 and $14,174 for the nine months ended October 1, 2017 and October 2, 2016, respectively. The Business does not include on-invoice discounts within the provisions above.

Product discounts granted are based on the terms of arrangements with direct, indirect and other market participants, as well as market conditions, including prices charged by competitors. Rebates, which are generally given to customers that meet contractual performance and volume commitments, are estimated based on contractual terms, historical experience, trend analysis and projected market conditions in the various markets served. Market conditions are evaluated primarily through the analysis of market research data and internally generated information. Sales returns are generally estimated and recorded based on historical sales and returns information.

During the fiscal year ended January 1, 2017, a competitor of the Business reached a definitive agreement to acquire Synergetics USA, Inc.’s neuro portfolio, which includes products for which the Business had distribution agreements through December 31, 2016. Distribution agreements for certain markets, primarily the United States of America (“U.S.”), were not renewed. Revenue associated with these products in the U.S. was $273 and $7,991 for the three months ended October 1, 2017 and October 2, 2016, respectively and $6,570 and $25,200 for the nine months ended October 1, 2017 and October 2, 2016, respectively.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

Shipping and Handling

Shipping and handling costs incurred were $3,029 and $3,085 for the three months ended October 1, 2017 and October 2, 2016, respectively and $8,649 and $9,192 for the nine months ended October 1, 2017 and October 2, 2016, respectively, and are included in “Distribution Expenses” in these Special Purpose Combined Statements of Revenues and Direct Expenses.

Advertising

Costs associated with advertising are expensed in the fiscal period incurred and are included in “Selling and Marketing” in these Combined Statements of Revenues and Direct Expenses. Such expenses were $846 and $618 for the three months ended October 1, 2017 and October 2, 2016, respectively, and were $1,983 and $1,769 for the nine months ended October 1, 2017 and October 2, 2016, respectively.

Research and Development (“R&D”)

R&D expenses are expensed as incurred. The Business has internal R&D and third party arrangements. Upfront and milestone payments made to third parties in connection with R&D collaborations are expensed as incurred up to the point of regulatory approval.

Foreign Currency

All foreign currency transactions are initially measured and recorded in the functional currency at the date of the transaction.

Foreign currency denominated monetary assets and liabilities are remeasured at exchange rates in effect at each period end and such remeasurement gains and losses are included within other (income) expense, net. For the three months ended October 1, 2017 and October 2, 2016, the Business recognized net loss of $1,551 and net gain of $591, respectively. For the nine months ended October 1, 2017 and October 2, 2016, the Business recognized net gains of $247 and $1,065, respectively.

The Company translates the functional currency financial information of non-U.S. operations into U.S. Dollars, the Business’ reporting currency, using the period end exchange rate for assets acquired and liabilities assumed and average exchange rates for revenues and direct and allocated expenses.

Stock Based Compensation

Certain eligible employees of the Business have been awarded stock option grant or restricted stock units under the Company’s stock option plans. These stock options and restricted stock grants are accounted for under the fair value method of equity-based compensation accounting principles and have been recognized in these Special Purpose Combined Financial Statements. Stock based compensation expense recognized was $328 and $363 for the three months ended October 1, 2017 and October 2, 2016, respectively and $1,048 and $1,155 for the nine months ended October 1, 2017 and October 2, 2016, respectively. Certain eligible employees of the Business also participated in various other Company benefit plans, as described in Notes 9 and 10.

Severance

The Business incurred severance expense, primarily from restructuring related activities, of $36 and $45 for the three months ended October 1, 2017 and October 2, 2016, respectively and $490 and $1,758 for the nine months ended October 1, 2017 and October 2, 2016, respectively, which are included in these Special Purpose Combined Statements of Revenues and Direct Expenses.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

Commitments and Contingencies

The Business has lease agreements primarily for production and laboratory facilities in Switzerland. The Business incurred direct rent expense of $234 and $263 for the three months ended October 1, 2017 and October 2, 2016, respectively and $791 and $817 for the nine months ended October 1, 2017 and October 2, 2016, respectively.

The Business does not have any other significant direct operating lease commitments. The Business receives allocations of facility and other lease expenses from the Company as described in Note 3.

The following table summarizes the Business’ lease obligations and their aggregate maturities as of October 1, 2017:

Year	Lease obligations
2017	$220
2018	879
2019	879
2020	879
Thereafter	1,318

Total	$4,175

The Business’ other principal contractual obligations include agreements to purchase an estimated amount of goods, including raw materials, or services in the normal course of business. Such contractual obligations, to the extent fixed and determinable, aggregate to $14.5 million as of October 1, 2017.

For the three months ended October 1, 2017 and October 2, 2016, third-party royalty expenses related to product sales are included in “Cost of revenue” in these Special Purpose Combined Statements of Revenues and Direct Expenses in the amounts of $202 and $1,194, respectively. For the nine months ended October 1, 2017 and October 2, 2016 the third-party royalty expenses related to product sales were $1,183 and $3,247, respectively.

5.	Inventories

	October 1, 2017	January 1, 2017
Raw Materials	$12,657	$11,498
Work in process	17,926	11,461
Finished goods	35,865	31,962

Total inventories	$66,448	$54,921

6.	Property, Plant and Equipment, Net

	October 1, 2017	January 1, 2017
Buildings and building equipment	$1,350	$1,263
Machinery and equipment	57,903	44,884
Leasehold improvements	5,408	6,002
Construction in progress	15,833	22,082

Total property, plant and equipment	80,494	74,231
Less: accumulated depreciation	(44,065)	(41,753)

Total property, plant and equipment net	$36,429	$32,478

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

Depreciation expense incurred was $2,217 and $1,789 for the three months ended October 1, 2017 and October 2, 2016, respectively and $6,672 and $7,322 for the nine months ended October 1, 2017 and October 2, 2016, respectively. Direct depreciation expense related to the property, plant and equipment incurred was $1,018 and $935 for the three months ended October 1, 2017 and October 2, 2016, respectively and $3,537 and $3,158 for the nine months ended October 1, 2017 and October 2, 2016, respectively. Indirect depreciation expense incurred was $1,199 and $855 for the three months ended October 1, 2017 and October 2, 2016, respectively and $3,135 and $4,164 for the nine months ended October 1, 2017 and October 2, 2016, respectively, for other property, plant and equipment related to the Business which are not being sold to the Buyer.

7.	Financial Instruments

Certain affiliates of DePuy that support the Business enter into forward foreign currency exchange contracts on behalf of the Business to minimize the foreign currency exposure related to forecasted inventory purchases. These contracts have been designated as cash flow hedges in accordance with the appropriate accounting guidance. The terms of these contracts are generally one to two years. In accordance with the Company’s accounting practice, contracts are marked to fair value on a quarterly basis based upon the difference between the contract rate and the forward rate for the remaining portion of the contract. The Business recognizes its portion of the net allocated gains and losses when the amounts are reclassified to earnings, which is at the time the inventory is sold to the customer and the cost of revenue is recognized. The gains and losses relating to these contracts have been included in cost of revenue and allocated to the Business based on the amount of forecasted purchases for the Business as a percentage of the total for that affiliate. For the three months ended October 1, 2017 and October 2, 2016, the Business recognized net gains of $943 and $181, respectively. For the nine months ended October 1, 2017 and October 2, 2016, the Business recognized a net gain of $3,497 and a net loss of $3,457, respectively.

Certain affiliates of DePuy that support the Business also enters into forward currency exchange contracts to offset the foreign currency exposure related to the settlement of intercompany payables and receivables of the Business. The Company has not elected hedge accounting for these transactions. The net allocated gains and losses related to these contracts are recognized within Other (income) expense, net. For the three months ended October 1, 2017 and October 2, 2016, the Business recognized net gains of $1,522 and $118, respectively. For the nine months ended October 1, 2017 and October 2, 2016, the Business recognized net loss of $78 and net gain of $176, respectively.

8.	Intangible Assets, Net

As of October 1, 2017 and January 1, 2017 the gross and net amounts of intangible assets were:

	October 1, 2017	January 1, 2017
Gross intangibles	$770	$770
Less: accumulated amortization	(713)	(688)

Total intangible assets, net	$57	$82

Intangibles assets are primarily related to licenses and distribution rights. The amortization expense was $9 and $9 for the three months ended October 1, 2017 and October 2, 2016, respectively and was $25 and $25 for the nine months ended October 1, 2017 and October 2, 2016, respectively. Amortization expense was included in “Cost of revenue” in these Special Purpose Combined Statements of Revenues and Direct Expense.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

October 1, 2017 and October 2, 2016

(dollars in thousands unless otherwise noted)

9.	Employee benefits

These Special Purpose Combined Statements of Revenues and Direct Expenses include certain employee benefit expenses. These benefits include medical, dental, comprehensive and preventive for active employees, group life insurance and employer match pursuant to the U.S. 401(k) savings plan. These are managed on a centralized basis by the Company and are calculated using charge-out rates for these benefits. The costs and charge-out rates are determined annually by the Company for allocation purposes among its affiliates. Charge-out rates are based on a budgeted rate, which have been adjusted to actual amounts in these Special Purpose Combined Statements of Revenues and Direct Expenses.

These Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed include certain employee benefit obligations which cannot be settled upon closing of the transaction under applicable law. Per the terms of the Asset Purchase Agreement, such obligations will transfer to the Buyer and the Seller will reimburse the Buyer for the actual costs of settling such obligations subsequent to closing of the transaction. These liabilities are presented as “Accrued employee obligations” in these Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed.

For the three months ended October 1, 2017 and October 2, 2016, $1,868 and $1,564, respectively, of employee benefit expenses are included within these Special Purpose Combined Statements of Revenues and Direct Expenses. For the nine months ended October 1, 2017 and October 2, 2016, $6,095 and $5,518, respectively, of employee benefit expenses were included.

10.	Pensions and Other Benefit Plans

Certain of the Business’ employees are participants in various defined benefit pension plans as well as post-retirement plans administered and sponsored by the Parent. Benefits under the plans are based primarily on years of service and employees’ compensation. Pension entitlements are funded by contributions by the Parent to a separately administered pension fund. The Parent allocates costs associated with the pension plans to the Business on the basis of pensionable earnings.

Where required by applicable law, certain pension and other defined benefit plan liabilities will be assumed by the Buyer. Per the terms of the Asset Purchase Agreement, associated plan assets related to these transferring employees will also transfer to the Buyer.

The Business accounted for these plans on a multi-employer basis, and as a result, the assets and liabilities related to these plans are not reflected in the Special Purpose Combined Financial Statements. Upon completion of the transaction, the projected pension obligation and the plan assets transferred to the Buyer were $48.4 million and $26.2 million, respectively.

The Business’ total costs reflected in these Special Purpose Combined Financial Statements related to the Parent’s pension and post-retirement plans for the three months ended October 1, 2017 and October 2, 2016 were approximately $1,648 and $1,022, respectively, and for the nine months ended October 1, 2017 and October 2, 2016 were approximately $4,514 and $3,389 respectively.

11.	Related Parties

CMW Laboratories (“CMW”) is a DePuy affiliate based in Blackpool, United Kingdom and does not form part of the Business. Purchases by the Business from CMW for the three months ended October 1, 2017 and October 2, 2016 were $398 and $414, respectively, and for the nine months ended October 1, 2017 and October 2, 2016 were $1,206 and $630, respectively.

Codman Neurosurgery

Notes to Special Purpose Combined Financial Statements (Unaudited)

July 2, 2017 and July 3, 2016

(dollars in thousands unless otherwise noted)

Johnson & Johnson Medical GmbH is a wholly owned subsidiary of the Parent and not part of the Business. Purchases by the Business from Johnson & Johnson Medical GmbH for the three months ended October 1, 2017 and October 2, 2016, were $15 and $28, respectively, and for the nine months ended October 1, 2017 and October 2, 2016, were $152 and $147, respectively.

Additionally, refer to Note 3 for allocation of certain costs and expenses from DePuy and certain of its affiliates.

12.	Legal Proceedings

From time to time, the Business is involved in various lawsuits and claims regarding product liability, intellectual property, governmental investigations, and other legal proceedings related to the Business’ activities. The Business was insured through a combination of third party insurance and insurance provided through a wholly owned insurance subsidiary of the Parent.

Amounts for loss contingencies associated with legal proceedings are accrued when it is probable that a liability will be incurred and the amount of the loss can be reasonably estimated. The Business is not aware of any existing matters that would have a material adverse effect on the Business as of the date of these Special Purpose Combined Financial Statements.

13.	Subsequent events

The Special Purpose Combined Financial Statements are derived from the financial statements of the Company, which issued its most recent interim unaudited financial statements on November 2, 2017. Accordingly, the Business has evaluated transactions for recognized subsequent events in the interim unaudited financial statements through November 2, 2017. Additionally, the Business has evaluated transactions for purposes of disclosure of unrecognized subsequent events through December 19, 2017, the date these Special Purpose Combined Financial Statements were issued.

On October 2, 2017 the Company completed the divestiture of the Business to the Buyer.

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 2, 2017, the Company closed the acquisition of the Codman Neurosurgery Business.

Codman Neurosurgery Business is engaged in development, manufacturing and marketing of hydrocephalus valves, neuro critical care monitors and intracranial probes, electrosurgery forceps, neuro closure kits (without plating) and neuro disposable accessories.

On October 2, 2017, upon the terms and subject to the conditions set forth in the Purchase Agreement, the acquisition of the Codman Neurosurgery Business was completed. Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price of $1.014 billion, subject to adjustments set forth in the Purchase Agreement relating to the book value of inventory transferred to the Company at the closing of the acquisition.

The Acquisition is accounted for under FASB Accounting Standards Codification Topic 805 (ASC 805), Business Combinations. The fair values of assets acquired and liabilities assumed are based on preliminary estimates of fair values as of the acquisition date. Management believes the preliminary fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Final estimates of the fair values of the assets acquired and liabilities assumed are not available due to the timing and magnitude of the acquisition. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was prepared by combining ILS Holdings’ historical statement of operations, with the special purpose combined statement of revenues and direct expenses of Codman Neurosurgery Business for the nine months ended October 1, 2017 giving effect to the acquisition as though it was completed on January 1, 2017.

On September 8, 2017, the Company and certain of its subsidiaries entered into a Divestiture Agreement with Natus. The Divestiture Agreement was entered into in connection with the review of the acquisition of Codman Neurosurgery Business by the Federal Trade Commission and the antitrust authority of Spain. On October 6, 2017, the Company completed the Divestiture and Natus paid an aggregate purchase price of $46.4 million.

These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The unaudited pro forma adjustments are based upon available information and assumptions that ILS Holdings believes are reasonable, directly attributable to the acquisition, and factually supportable. These unaudited pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of ILS Holdings would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of ILS Holdings for any future period or as of any date.

Integra LifeSciences Holdings Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December, 2017

(amounts in thousands, except per share amounts)

	ILS Holdings	Codman Neurosurgery Business
	Year Ended December 31, 2017	For the period from January 2, 2017 to October 1, 2017	Acquisition and Financing		Other Adjustments		Pro Forma Combined
Total revenue, net	$1,188,236	$264,283	$—		$(37,107	) (6)	$1,415,412

Costs and expenses:
Cost of goods sold	435,511	103,925	—		(6,887	) (3)(4)(6)	532,549
Research and development	63,455	16,809	—		(297	) (6)	79,967
Selling, general and administrative	624,096	73,848	—		(29,369	) (5)(6)(8)	668,575
Intangible asset amortization	20,370	—	—		—		20,370

Total costs and expenses	1,143,432	194,582	—		(36,553)		1,301,461

Operating income	44,804	69,701	—		(554)		113,951
Interest income	255	—	—		—		255
Interest expense	(35,019)	—	(30,180	) (1)(2)	—		(65,199)
Other income (expense), net	1,345	(109)	—		(2,644	) (7)	(1,408)

Income before income taxes	11,385	69,592	(30,180)		(3,198)		47,599
Income tax (benefit) expense	(53,358)	—	15,174	(9)	(1,231	) (10)	(39,415)

Net income	$64,743	$69,592	$(45,354)		$(1,967)		$87,014

Net income per share:
Basic	$0.84	—	—		—		$1.13
Diluted	$0.82	—	—		—		$1.10
Weighted average common shares outstanding:
Basic	76,897	—	—		—		76,897
Diluted	79,121	—	—		—		79,121

See accompanying notes.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

The purchase price consists of cash payment to DePuy Synthes of approximately $1.014 billion upon closing of the Acquisition subject to adjustments set forth in the Purchase Agreement relating to the book value of inventory transferred to the Company at the closing of the acquisition. The preliminary purchase price allocation is as follows (in thousands):

Inventories	$74,962
Assets held for sale	30,813
Other current assets	7,777
Property, plant and equipment, net	35,949
Intangible assets	542,800
Goodwill	343,437

Total Assets	1,035,738

Accrued expenses	1,730
Pension liabilities	19,917

Total liabilities	21,647

Total consideration	$1,014,091

Inventories includes $31.1 million of step-up from the preliminary purchase price allocation.

Other assets are the assets held of sale related to Codman Neurosurgery Business’ U.S. dural graft implants, external ventricular drainage catheter and cerebrospinal fluid collection systems businesses, which are part of the Divestiture.

The amount and useful lives of acquired property, plant and equipment were as follows (in thousands):

	Amount	Useful Life
Machinery and equipment	$9,852	7-30 Years
Leasehold improvements	1,659	2-8 years
Construction in progress	24,438

	$35,949

The amount and useful lives of acquired intangible assets were as follows (in thousands):

	Amount	Useful Life
Corporate trade name	$162,900	Indefinite
Developed technologies:
Hydrocephalus	150,200	20 years
Operative Neurosurgery	169,600	25 years
Neuro Critical Care	40,700	15 years
Electrosurgery	19,400	20 years

	$542,800

The Company utilizes the straight-line method of depreciation over the estimated useful lives of the acquired property, plant and equipment and intangible assets.

Goodwill is the excess of the consideration transferred over the net assets recognized and represents the expected revenue and cost synergies of the combined company and assembled workforce.

Certain amounts relating to the valuation of property, plant and equipment and pension liabilities have not been finalized. The finalization of these matters may result in changes to goodwill.

To facilitate the completion of the acquisition, the Company drew $700.0 million from the $700.0 million Term Loan A-1 component and $326.4 million from the $1.0 billion revolving credit component of the Fourth Amended and Restated Senior Credit Facility (“Senior Credit Facility”) and used cash available as of October 2, 2017.

On September 8, 2017, the Company and certain of its subsidiaries entered into a Divestiture Agreement with Natus. The Divestiture Agreement was entered into in connection with the review of the acquisition of Codman Neurosurgery Business by the Federal Trade Commission and the antitrust authority of Spain. On October 6, 2017, the Company completed the Divestiture and Natus paid an aggregate purchase price of $46.4 million.

A portion of the proceeds from the Divestiture in the amount of $37.0 million were used to repay a portion of the revolving credit component of the Senior Credit Facility.

2.	Pro Forma Adjustments

The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

1)	This adjustment records incremental interest expense related to the additional borrowings from the Senior Credit Facility in connection with the acquisition using the current rate of 3.24%. The incremental interest expense was $26.7 million for the year ended December 31, 2017. The incremental interest expense includes amortization of costs directly related to the incremental loan of $2.7 million for the year ended December 31, 2017.

A 1/8% change in the variable interest rate would have impacted the net interest expense above by approximately $0.9 million for the year ended December 31, 2017.

2)	This adjustment records the incremental interest expense from the increase of loan interest rate due to increase in leverage ratio of 0.50%, applied to the average outstanding debt for the year ended December 31, 2017. The incremental interest expense was $3.4 million for the year ended December 31, 2017.

3)	This adjustment records reversal of the incremental cost of goods sold recorded for the year ended December 31, 2017 resulting from the inventory step-up of $12.0 million.

4)	This adjustment records net incremental amortization expense of $13.5 million for the year ended December 31, 2017 within cost of goods sold for developed technologies subject to amortization recorded in connection with the acquisition.

5)	This adjustment eliminates the acquisition costs directly related to the acquisition incurred for the year ended December 31, 2017 recorded within selling, general and administrative expenses of $19.1 million.

6)	This adjustment eliminates the results of operations of Divested Assets. For the year ended December 31, 2017, the Company eliminated revenue of $37.1 million, cost of goods sold of $8.3 million, research and development of $0.3 million and selling, general and administrative expenses of $9.3 million.

7)	The adjustment eliminates the gain on sale of Divested Assets recorded during the year ended December 31, 2017 of $2.6 million included in other income, net.

8)	This adjustment eliminates the transaction costs directly related to Divestiture incurred during the year ended December 31, 2017 of $1.0 million recorded as selling, general and administrative expenses.

9)	This adjustment records the tax impact of including the Codman Neurosurgery Business results and the acquisition and financing adjustments (adjustments 1 and 2) at a combined statutory federal and state rate of 38.5% for the year ended December 31, 2017.

10)	This adjustment reflects the tax impact of adjustments 3 through 8 at a combined statutory federal and state rate of 38.5% for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President and Chief Financial Officer

Date: May 9, 2018